MDwerks Global Holdings, Inc.
Windolph Center, Suite I
1020 NW 6th Street
Deerfield Beach, FL 33442

September 21, 2005

To Officers and Directors and 10% Holders of MDwerks Common Stock:

Re:    Reverse Merger Lock-Up Agreement

Ladies and Gentlemen:

MDwerks Global Holdings, Inc. (‘‘MDwerks’’) and its subsidiaries plan to enter into a reverse merger transaction with a publicly-traded company (‘‘Pubco’’), concurrently with a private offering on a ‘‘best efforts mini-max’’ basis (the ‘‘Offering’’) up to 200 units (each a ‘‘Unit’’ and collectively, the ‘‘Units’’) at a purchase price of $25,000 per Unit. Each Unit consists of 10,000 shares of Pubco’s Class A Common Stock (the ‘‘Common Stock’’), and one detachable warrant (a ‘‘Warrant’’) entitling the holder thereof to purchase up to 10,000 shares of Common Stock at a purchase price of $2.50 per share. Pubco has reserved the right to sell up to an additional 30 Units at $25,000 per Unit (the ‘‘Over-Allotment Option’’ or ‘‘Increased Maximum Offering’’) for an aggregate offering of up to 230 Units.

Concurrent with the initial closing of the Offering, a to-be-formed, wholly owned subsidiary of Pubco, (‘‘Sub’’), will be merged with and into MDwerks (the ‘‘Merger’’). As a result of the Merger, MDwerks will become a wholly owned subsidiary of Pubco and MDwerks’ former stockholders will become the majority stockholders of Pubco. Pubco, who shares initially will be quoted on the Over-the-Counter Bulletin Board, will change its corporate name to MDwerks, Inc. and, with the proceeds of the Offering, will continue the business of MDwerks as its only line of business.

You are or will be at the closing of the Offering, a holder (a ‘‘Holder’’) of outstanding shares of Common Stock following the Offering.

It is essential to the success of the Offering that Pubco and its financial advisors can give comfort to potential investors that the ‘‘after market’’ for shares of Pubco Common Stock will not be disrupted by a very substantial block of shares being sold in an inappropriate fashion. We have already obtained such comfort, substantially in the form provided for below, from each of our officers, directors and principal shareholders.

By signing and returning this agreement in the manner indicated below, you hereby agree not to, directly or indirectly, publicly sell, contract to sell or otherwise transfer any of the Common Stock beneficially owned by you immediately after the initial closing of the Offering and the Merger (your ‘‘Initial Holdings’’) during the first 12 months following the initial closing date of the Offering. However, if the bid price for shares of Common Stock is $5.00 per share or more, and the Placement Agent consents, you may transfer up to one percent of the number of your Initial Holdings in each calendar month following (and including) the month in which the initial closing of the Offering occurs.

Because of the importance of the lock-up to the Offering, if you fail to execute and return this lock-up agreement to MDwerks, you may not be entitled to include any of your shares of Common Stock in the Registration Statement that Pubco intends to file with the U.S. Securities and Exchange commission following the closing of the Offering. Please note that there can be no assurance that such Registration Statement will be filed, will become effective or that any or all of your Company shares will be included herein.

By signing and returning this agreement, you further (i) represent and consent that you have full power and authority to enter into this lock-up agreement and that, upon request, you will execute any additional documents necessary or desirable in connection with this lock-up agreement and its enforcement; and (ii) understand that this lock-up agreement is irrevocable by you, all authority herein conferred by you or agreed to be conferred by you shall survive your death or incapacity or dissolution, and any of your obligations hereunder shall be binding on you and your heirs, personal representatives, successors and assigns.

In order to enable the aforesaid covenant to be enforced, you hereby consent to the placing of a legend and/or stop-transfer order with the transfer agent of the Common Stock with respect to any Initial Holdings registered your name or beneficially owned by you.

Accordingly, to evidence your agreement to the terms hereof, please date, sign and return this lock-up agreement to MDwerks by courier, Federal Express or fax no later than the close of business on September 30, 2005. If you return your signed lock-up agreement to MDwerks by fax, please promptly mail the executed copy of the lock-up agreement to MDwerks.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW THIS PAGE]

Acknowledged and Agreed
This   day of     , 2005:

By:

Name:

Entity (if any):

Title (if Shares held by Entity):

RETURN TO MDWERKS BY FAX: AT (954) 834-0376

-AND−

BY FEDERAL EXPRESS OR OVERNIGHT COURIER TO:

MDwerks Global Holdings, Inc.
Windolph Center, Suite I
Deerfield Park, Florida
Attention: Howard B. Katz, CEO
Tel: (954) 834-0352

Accepted:

MDwerks Global Holdings, Inc.

By:
        Howard B. Katz
        CEO